Important Notice Regarding the Availability of Proxy Materials for the Special Meeting:
The Proxy Statement/Prospectus and Notice are available at www.proxyvote.com.

M78458-Z64039-S23277

KSOP Voting Instruction

FIRST FINANCIAL SERVICE CORPORATION
Special Meeting of Shareholders
[ ] at [ ]
This proxy is solicited by the Board of Directors

The undersigned, a participant in the First Financial Service Corporation 401(k)/Employee Stock Ownership Plan ("KSOP"), hereby directs the KSOP Trustee to vote all shares of the common stock of First Financial Service Corporation (the "Company') held in the undersigned's account(s) in the KSOP at the Special Meeting of Shareholders to be held at the Company's home office, 2323 Ring Road, Elizabethtown, Kentucky, on [ ], at [ ], Eastern time, or at any adjournment thereof, as follows.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, the KSOP shares allocated to the undersigned's account will not be voted.

Continued and to be signed on reverse side

FIRST FINANCIAL SERVICE CORPORATION
2323 RING ROAD
ELIZABETHTOWN, KY 42701-5006

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

M78457-Z64039-S23277

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

FIRST FINANCIAL SERVICE CORPORATION

		For	Against	Abstain
1.	To approve an Agreement and Plan of Share Exchange between the Company and Community Bank Shares of Indiana, Inc. ("Community"), which provides that upon completion of the share exchange, each share of Company common stock will be exchanged into 0.153 shares of Community common stock, subject to adjustment, as described in the accompanying Joint Proxy Statement-Prospectus.	☐	☐	☐
2.	To approve, on a non-binding, advisory basis, compensation that may be paid or become payable to the Company's named executive officers in connection with the share exchange.	☐	☐	☐
3.	To approve the adjournment of the special meeting, if necessary or appropriate, to solicit additional proxies if there are not sufficient votes at the time of the special meeting to approve the share exchange proposal.	☐	☐	☐

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

	Yes	No
Dissenters' Rights. We strongly urge you to carefully consider the detailed description of the statutory right to dissent included in the accompanying Joint Proxy Statement-Prospectus before deciding whether or not to dissent from the share exchange. If you vote FOR the share exchange proposal, you CANNOT direct the Trustee to exercise dissenters' rights. To direct the Trustee to exercise dissenters' rights with respect to the shares in your account, check the box marked "YES." Otherwise, check the box marked "NO." If no instruction is given, the Trustee will not exercise dissenters' rights with respect to your shares.	☐	☐

Please sign exactly as your name(s) appear(s) hereon.

Signature [PLEASE SIGN WITHIN BOX] Date